EXHIBIT 99.1

News Release

DARLING INGREDIENTS INC. REPORTS FOURTH QUARTER FISCAL 2019 FINANCIAL RESULTS

IRVING, TEXAS, February 25, 2020/PRNewswire/ Darling Ingredients Inc. (NYSE: DAR, "Darling") --

Fourth Quarter 2019

•	Net income of $242.6 million, or $1.44 per GAAP diluted share

•	Net Sales of $859.4 million

•	Adjusted EBITDA of $385.8 million

•	Adjusted EBITDA (excluding 2018 BTC) of $299.2 million

Full Year 2019

•	Net income of $312.6 million, or $1.86 per GAAP diluted share

•	Net Sales of $3.4 billion

•	Adjusted EBITDA of $826.3 million

•	Adjusted EBITDA (excluding 2018 BTC) of $739.7 million

Darling reported net sales of $859.4 million for the fourth quarter of 2019, as compared with net sales of $853.1 million for the same period a year ago. Net income attributable to Darling for the three months ended December 28, 2019 was $242.6 million, or $1.44 per diluted share, compared to a net income of $40.6 million, or $0.24 per diluted share, for the fourth quarter of 2018. Adjusted net income attributable to Darling for the fourth quarter of 2019 was $156.0 million or $0.92 per diluted share. The adjustment for the fourth quarter is associated with the 2018 retroactive blender’s tax credit (‘BTC’).

“Our investment in Diamond Green Diesel continues to provide us with outstanding results and the growth of low carbon fuel standards around the world, puts Darling at the forefront of the green revolution,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “Our global rendering operations continue to process higher volumes of raw materials, positioning us to be the preferred supplier of animal fats and oils for the biofuels industry.”

“Our food segment results showed solid growth in 2019 and we believe that the second half of 2020 will show additional strength as we complete the expansion of three additional Peptan facilities in the second and third quarters of this year,” added Stuewe. “Demand for collagen products continue to grow exponentially and our growth strategy of investing in additional production capacities enhances our sustainable portfolio of products and specialty ingredients.”

For the fiscal year ended 2019, Darling reported net sales of $3.4 billion, as compared with net sales of $3.4 billion for the fiscal year ended 2018. Net Income attributable to Darling for the fiscal year ended December 28, 2019 was $312.6 million, or $1.86 per diluted share, as compared to a net income of $101.5 million, or $0.60 per diluted share, for the fiscal year ended December 29, 2018. Adjusted net income attributable to Darling for the fiscal year of 2019 was $226.0 million or $1.34 per diluted share. The adjustment for the fiscal year is associated with the 2018 retroactive BTC.

Adjusted EBITDA, which is a Non-GAAP financial measure as outlined later in this release, was $385.8 million for the fourth quarter of 2019, which includes $276.2 million of Darling’s share of the DGD joint venture. Fourth quarter 2019 adjusted EBITDA excluding the 2018 BTC was $299.2 million. Adjusted EBITDA for the fiscal year of 2019 was $826.3 million, which included $389.4 million of Darling’s share of the DGD joint venture. Fiscal 2019 adjusted EBITDA excluding the 2018 BTC was $739.7 million.

News Release February 25, 2020 Page 2

As of December 28, 2019, Darling had $73 million in cash and cash equivalents, and $911.9 million available under committed revolving credit agreements, some of which are subject to restrictions and other lending conditions. Total debt outstanding at the end of the fiscal year, was $1.6 billion.

Segment Financial Tables (in thousands)

	Feed	Food	Fuel
Three Months Ended December 28, 2019	Ingredients	Ingredients	Ingredients	Corporate	Total

Net Sales	$490,317	$288,619	$80,492	$—	$859,428
Cost of sales and operating expenses	375,990	221,527	43,016	—	640,533
Gross Margin	$114,327	$67,092	$37,476	$—	$218,895

Selling, general and administrative expenses	$57,872	$29,234	$2,179	$19,669	$108,954
Loss(Gain) on sale of assets	(377)	343	297	—	263
Depreciation and amortization	55,185	20,556	7,891	2,821	86,453
Equity in net income of Diamond Green Diesel	—	—	270,062	—	270,062
Segment Operating Income	$1,647	$16,959	$297,171	$(22,490)	$293,287
Equity in Net Income of Unconsolidated Subsidiaries	$1,515	$—	$—	$—	$1,515
Segment Income	$3,162	$16,959	$297,171	$(22,490)	$294,802

Segment EBITDA	$56,832	$37,515	$35,000	$(19,669)	$109,678
DGD Adjusted EBITDA (Darling's Share)	—	—	276,146	—	276,146
Adjusted EBITDA	$56,832	$37,515	$311,146	$(19,669)	$385,824

	Feed	Food	Fuel
Three Months Ended December 29, 2018	Ingredients	Ingredients	Ingredients	Corporate	Total

Net Sales	$485,190	$291,669	$76,271	$—	$853,130
Cost of sales and operating expenses	374,777	233,179	59,689	—	667,645
Gross Margin	$110,413	$58,490	$16,582	$—	$185,485

Selling, general and administrative expenses	$44,808	$23,652	$(714)	$8,611	$76,357
Loss(Gain) on sale of assets	199	(38)	76	—	237
Depreciation and amortization	53,359	20,263	8,603	3,052	85,277
Equity in net income of Diamond Green Diesel	—	—	50,124	—	50,124
Segment Operating Income	$12,047	$14,613	$58,741	$(11,663)	$73,738
Equity in Net Income of Unconsolidated Subsidiaries	$(493)	$—	$—	$—	$(493)
Segment Income	$11,554	$14,613	$58,741	$(11,663)	$73,245

Segment EBITDA	$65,406	$34,876	$17,220	$(8,611)	$108,891
DGD Adjusted EBITDA (Darling's Share)	—	—	55,268	—	55,268
Adjusted EBITDA	$65,406	$34,876	$72,488	$(8,611)	$164,159

News Release February 25, 2020 Page 3

Segment Financial Tables continued (in thousands)

	Feed	Food	Fuel
Twelve Months Ended December 28, 2019	Ingredients	Ingredients	Ingredients	Corporate	Total

Net Sales	$1,970,561	$1,119,085	$274,259	$—	$3,363,905
Cost of sales and operating expenses	1,519,596	864,618	204,871	—	2,589,085
Gross Margin	$450,965	$254,467	$69,388	$—	$774,820

Selling, general and administrative expenses	$200,487	$97,363	$2,762	$57,911	$358,523
Loss(Gain) on sale of assets	(7,720)	(13,175)	313	—	(20,582)
Depreciation and amortization	203,456	79,671	31,946	10,437	325,510
Equity in net income of Diamond Green Diesel	—	—	364,452	—	364,452
Segment Operating Income	$54,742	$90,608	$398,819	$(68,348)	$475,821
Equity in Net Income of Unconsolidated Subsidiaries	$428	$—	$—	$—	$428
Segment Income	$55,170	$90,608	$398,819	$(68,348)	$476,249

Segment EBITDA	$258,198	$170,279	$66,313	$(57,911)	$436,879
DGD Adjusted EBITDA (Darling's Share)	—	—	389,416	—	389,416
Adjusted EBITDA	$258,198	$170,279	$455,729	$(57,911)	$826,295

	Feed	Food	Fuel
Twelve Months Ended December 29, 2018	Ingredients	Ingredients	Ingredients	Corporate	Total

Net Sales	$1,952,555	$1,139,126	$296,045	$—	$3,387,726
Cost of sales and operating expenses	1,497,973	918,141	230,260	—	2,646,374
Gross Margin	$454,582	$220,985	$65,785	$—	$741,352

Selling, general and administrative expenses	$176,722	$91,546	$(4,770)	$45,766	$309,264
Loss(Gain) on sale of assets	725	(282)	266	—	709
Restructure Cost	—	14,965	—	—	14,965
Depreciation and amortization	194,292	80,988	34,981	10,931	321,192
Equity in net income of Diamond Green Diesel	—	—	159,779	—	159,779
Segment Operating Income	$82,843	$33,768	$195,087	$(56,697)	$255,001
Equity in Net Income of Unconsolidated Subsidiaries	$(550)	$—	$—	$—	$(550)
Segment Income	$82,293	$33,768	$195,087	$(56,697)	$254,451

Segment EBITDA	$277,135	$129,721	$70,289	$(45,766)	$431,379
DGD Adjusted EBITDA (Darling's Share)	—	—	174,013	—	174,013
Adjusted EBITDA	$277,135	$129,721	$244,302	$(45,766)	$605,392

News Release February 25, 2020 Page 4

Darling Ingredients Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
December 28, 2019 and December 29, 2018
(in thousands)

	December 28,	December 29,
	2019	2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$72,935	$107,262
Restricted cash	110	107
Accounts receivable, less allowance for bad debts of $8,802 at December 28, 2019 and $7,830 at December 29, 2018	406,338	385,737
Inventories	362,957	341,028
Prepaid expenses	46,599	35,247
Income taxes refundable	3,317	6,462
Other current assets	25,032	22,099
Total current assets	917,288	897,942

Property, plant and equipment, net	1,802,411	1,687,858
Intangible assets, less accumulated amortization, net	526,394	595,862
Goodwill	1,223,291	1,229,159
Investment in unconsolidated subsidiaries	689,354	410,177
Operating lease right-of-use assets	124,726	—
Other assets	47,400	53,375
Deferred income taxes	14,394	14,981
	$5,345,258	$4,889,354

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$90,996	$7,492
Accounts payable, principally trade	239,252	219,479
Income taxes payable	8,895	4,043
Current operating lease liabilities	37,805	—
Accrued expenses	311,391	309,484
Total current liabilities	688,339	540,498
Long-term debt, net of current portion	1,558,429	1,666,940
Long-term operating lease liabilities	91,424	—
Other non-current liabilities	115,785	115,032
Deferred income taxes	247,931	231,063
Total liabilities	2,701,908	2,553,533

Commitments and contingencies
Total Darling's stockholders' equity:	2,565,819	2,273,048
Noncontrolling interests	77,531	62,773
Total stockholders' equity	$2,643,350	$2,335,821
	$5,345,258	$4,889,354

News Release February 25, 2020 Page 5

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Periods Ended December 28, 2019 and December 29, 2018
(in thousands, except per share data)

	(Fourth Quarter Unaudited)
	Three Months Ended			Fiscal Year Ended
			$ Change			$ Change
	December 28,	December 29,	Favorable	December 28,	December 29,	Favorable
	2019	2018	(Unfavorable)	2019	2018	(Unfavorable)
Net sales	$859,428	$853,130	$6,298	$3,363,905	$3,387,726	$(23,821)
Costs and expenses:
Cost of sales and operating expenses	640,533	667,645	27,112	2,589,085	2,646,374	57,289
Loss (gain) on sale of assets	263	237	(26)	(20,582)	709	21,291
Selling, general and administrative expenses	108,954	76,357	(32,597)	358,523	309,264	(49,259)
Restructuring and impairment charges	—	—	—	—	14,965	14,965
Depreciation and amortization	86,453	85,277	(1,176)	325,510	321,192	(4,318)
Total costs and expenses	836,203	829,516	(6,687)	3,252,536	3,292,504	39,968
Equity in net income of Diamond Green Diesel	270,062	50,124	219,938	364,452	159,779	204,673
Operating income	293,287	73,738	219,549	475,821	255,001	220,820
Other expense:
Interest expense	(18,586)	(20,209)	1,623	(78,674)	(86,429)	7,755
Debt extinguishment costs	—	—	—	(12,126)	(23,509)	11,383
Foreign currency loss	(657)	651	(1,308)	(1,311)	(6,431)	5,120
Gain/(loss) on disposal of subsidiaries	2,967	(45)	3,012	2,967	(12,545)	15,512
Other income (expense), net	487	(3,459)	3,946	(6,671)	(7,562)	891
Total other expense	(15,789)	(23,062)	7,273	(95,815)	(136,476)	40,661
Equity in net income/(loss) of unconsolidated subsidiaries	1,515	(493)	2,008	428	(550)	978
Income before income taxes	279,013	50,183	228,830	380,434	117,975	262,459
Income taxes expense	35,567	8,039	(27,528)	59,467	12,031	(47,436)
Net income	243,446	42,144	201,302	320,967	105,944	215,023
Net income attributable to noncontrolling interests	(837)	(1,496)	659	(8,367)	(4,448)	(3,919)
Net income/(loss) attributable to Darling	$242,609	$40,648	$201,961	$312,600	$101,496	$211,104
Basic income/(loss) per share:	$1.48	$0.25	$1.23	$1.90	$0.62	$1.28
Diluted income/(loss) per share:	$1.44	$0.24	$1.20	$1.86	$0.60	$1.26

Number of diluted common shares:	168,152	168,379		168,378	167,910

News Release February 25, 2020 Page 6

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Fiscal Years Ended December 28, 2019 and December 29, 2018
(in thousands)

	Fiscal Year Ended
	December 28,	December 29,
Cash flows from operating activities:	2019	2018
Net income	$320,967	$105,944
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	325,510	321,192
Deferred income taxes	20,530	(16,974)
Loss/(gain) on sale of assets	(20,582)	709
Loss/(gain) on disposal of subsidiaries	(2,967)	12,545
Asset impairment	—	2,907
Gain on insurance proceeds from insurance settlement	(6,600)	(1,253)
Increase in long-term pension liability	1,831	1,463
Stock-based compensation expense	21,007	18,779
Debt extinguishment costs	12,126	23,509
Write-off deferred loan costs	270	320
Deferred loan cost amortization	5,846	7,870
Equity in net income of unconsolidated subsidiaries	(364,880)	(159,229)
Distribution of earnings from unconsolidated subsidiaries	69,213	67,638
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(26,086)	(6,347)
Income taxes refundable/payable	9,542	(9,809)
Inventories and prepaid expenses	(39,111)	2,391
Accounts payable and accrued expenses	32,436	14,534
Other	3,569	12,426
Net cash provided by operating activities	362,621	398,615
Cash flows from investing activities:
Capital expenditures	(359,498)	(321,896)
Acquisition, net of cash acquired	(1,431)	(107,727)
Investment of unconsolidated subsidiary	(2,000)	(12,250)
Proceeds from sale of investment in subsidiaries	3,671	82,760
Gross proceeds from disposal of property, plant and equipment and other assets	18,235	19,328
Proceeds from insurance settlement	6,600	1,253
Payments related to routes and other intangibles	(3,651)	(3,883)
Net cash used by investing activities	(338,074)	(342,415)
Cash flows from financing activities:
Proceeds from long-term debt	517,606	624,620
Payments on long-term debt	(581,163)	(686,628)
Borrowings from revolving credit facility	469,227	543,898
Payments on revolving credit facility	(461,669)	(510,974)
Net cash overdraft financing	38,367	3,460
Deferred loan costs	(7,027)	(9,668)
Issuance of common stock	39	182
Repurchase of common stock	(19,260)	—
Minimum withholding taxes paid on stock awards	(4,472)	(2,215)
Distributions to noncontrolling interests	(6,533)	(10,257)
Net cash used by financing activities	(54,885)	(47,582)
Effect of exchange rate changes on cash	(3,986)	(8,165)
Net decrease in cash, cash equivalents and restricted cash	(34,324)	453
Cash, cash equivalents and restricted cash at beginning of period	107,369	106,916
Cash, cash equivalents and restricted cash at end of period	$73,045	$107,369
Supplemental disclosure of cash flow information:
Accrued capital expenditures	$6,487	$5,951
Cash paid during the period for:
Interest, net of capitalized interest	$79,132	$75,006
Income taxes, net of refunds	$27,778	$33,162
Non-cash financing activities:
Operating lease right of use asset obtained in exchange for new lease liabilities	$40,596	$—
Debt issued for assets	$25	$22

News Release February 25, 2020 Page 7

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
December 31, 2019 and December 31, 2018
(in thousands)

	December 31,	December 31,
	2019	2018

Assets:
Total current assets	$668,026	$186,258
Property, plant and equipment, net	713,489	576,384
Other assets	30,710	24,601
Total assets	$1,412,225	$787,243

Liabilities and members' equity:
Total current portion of long term debt	$341	$189
Total other current liabilities	75,802	40,619
Total long term debt	8,742	8,485
Total other long term liabilities	4,422	539
Total members' equity	1,322,918	737,411
Total liabilities and members' equity	$1,412,225	$787,243

Diamond Green Diesel Joint Venture
Operating Financial Results
Three Months and Fiscal Year Ended December 31, 2019 and December 31, 2018
(in thousands)

	(Fourth Quarter Unaudited)
	Three Months Ended			Twelve Months Ended
			$ Change			$ Change
	December 31,	December 31,	Favorable	December 31,	December 31,	Favorable
	2019	2018	(Unfavorable)	2019	2018	(Unfavorable)
Revenues:
Operating revenues	$357,857	$270,542	$87,315	$1,217,504	$677,663	$539,841
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	236,149	160,004	(76,145)	869,258	490,030	(379,228)
Depreciation, amortization and accretion expense	12,193	10,544	(1,649)	50,767	29,434	(21,333)
Blenders tax credit	(430,586)	—	430,586	(430,586)	(160,394)	270,192
Total costs and expenses	(182,244)	170,548	352,792	489,439	359,070	130,369
Operating income	540,101	99,994	440,107	728,065	318,593	409,472
Other income	340	571	(231)	2,121	1,919	202
Interest and debt expense, net	(317)	(318)	1	(1,282)	(955)	(327)
Net income	$540,124	$100,247	$439,877	$728,904	$319,557	$409,347

News Release February 25, 2020 Page 8

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:
Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA Three and twelve months ended December 28, 2019 and December 29, 2018

	(Unaudited)
	Three Months Ended			Fiscal Year Ended
Adjusted EBITDA	December 28,		December 29,	December 28,		December 29,
(U.S. dollars in thousands)	2019		2018	2019		2018

Net income/(loss) attributable to Darling	$242,609		$40,648	$312,600		$101,496
Depreciation and amortization	86,453		85,277	325,510		321,192
Interest expense	18,586		20,209	78,674		86,429
Income tax expense/(benefit)	35,567		8,039	59,467		12,031
Restructuring and impairment charges	—		—	—		14,965
Foreign currency loss/(gain)	657		(651)	1,311		6,431
Other expense/(income), net	(487)		3,459	6,671		7,562
Debt extinguishment costs	—		—	12,126		23,509
Loss/(gain) on sale of subsidiary	(2,967)		45	(2,967)		12,545
Equity in net (income)/loss of Diamond Green Diesel	(270,062)		(50,124)	(364,452)		(159,779)
Equity in net (income)/loss of unconsolidated subsidiaries	(1,515)		493	(428)		550
Net income attributable to noncontrolling interests	837		1,496	8,367		4,448
Adjusted EBITDA	$109,678		$108,891	$436,879		$431,379
Foreign currency exchange impact	2,149	(1)	—	16,898	(1)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$111,827		$108,891	$453,777		$431,379

DGD Joint Venture Adjusted EBITDA (Darling's share)	$276,146		$55,268	$389,416		$174,013
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$385,824		$164,159	$826,295		$605,392

(1) The average rates assumption used in the calculation was the actual fiscal average rate for the three months ended December 28, 2019 of €1.00:USD$1.11 and CAD$1.00:USD$0.76 as compared to the average rate for the three months ended December 29, 2018 of €1.00:USD$1.14 and CAD$1.00:USD $0.76, respectively. The average rates assumption used in the calculation was the actual fiscal average rate for the fiscal year ended December 28, 2019 of €1.00:USD$1.12 and CAD$1.00:USD $0.75 as compared to the average rate for the fiscal year ended December 29, 2018 of €1.00:USD$1.18 and CAD$1.00:USD$0.77, respectively.

About Darling
Darling Ingredients Inc. is a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and specialty solutions for customers in the pharmaceutical, food, pet food, feed, technical, fuel, bioenergy, and fertilizer industries.  With operations on five continents, the Company collects and transforms all aspects of animal by-product streams into useable and specialty ingredients, such as collagen, edible fats, feed-grade fats, animal proteins and meals, plasma, pet food ingredients, organic fertilizers, yellow grease, fuel feedstocks, green energy, natural casings and hides. The Company also recovers and converts recycled oils (used cooking oil and animal fats) into valuable feed and fuel ingredients and collects and processes residual bakery products into feed ingredients. In addition, the Company provides environmental services, such as grease trap collection and disposal services to food service establishments. The Company sells its products domestically and internationally and operates within three industry segments: Feed Ingredients, Food Ingredients and Fuel Ingredients. For additional information, visit the Company's website at http://www.darlingii.com.

News Release February 25, 2020 Page 9

Darling Ingredients Inc. will host a conference call to discuss the Company’s fourth quarter and fiscal year end 2019 financial results at 8:30 am Eastern Time (7:30 am Central Time) on Wednesday, February 26, 2020. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593. Please refer to access code 10139036. Please call approximately ten minutes before the start of the call to ensure that you are connected.

The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through March 4, 2020, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 10139036. The conference call will also be archived on the Company’s website.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes that were outstanding at December 28, 2019. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.
Cautionary Statements Regarding Forward-Looking Information:
{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food

News Release February 25, 2020 Page 10

service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; escalation in the outbreak of the coronavirus; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Jim Stark, Vice President, Investor Relations 5601 N. MacArthur Blvd., Irving, Texas 75038	Email : james.stark@darlingii.com Phone : 972-281-4823